UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangement – Marc E. Binda

As previously reported by Alexandria Real Estate Equities, Inc. (the “Company”) in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2023, the Company announced that, effective September 15, 2023, Marc E. Binda would serve as Chief Financial Officer and Treasurer.

The Company previously entered into an executive employment agreement with Mr. Binda pursuant to his election as Executive Vice President – Finance and Treasurer, effective as of June 3, 2019. On August 30, 2023, the Company entered into an amendment and restatement of the executive employment agreement with Mr. Binda pursuant to his election as Chief Financial Officer and Treasurer, which will become effective as of September 15, 2023 (the “Amended Binda Agreement”). The Amended Binda Agreement reflects Mr. Binda’s new position, duties and reporting structure and provides that his annual base salary will be $615,000. Mr. Binda will continue to be eligible for an annual bonus and periodic equity awards as the Board may determine. Additional terms of the Amended Binda Agreement are described below under “Description of Binda Employment Agreement.”

Promotion and Election of Executive Officer – Daniel J. Ryan

On August 28, 2023, the Board of Directors (the “Board”) of the Company elected Daniel J. Ryan as Co-President and Regional Market Director – San Diego, effective as of September 15, 2023. Mr. Ryan, age 58, has served as Co-Chief Investment Officer since May 2018 and as Executive Vice President - Regional Market Director – San Diego since May 2012. Mr. Ryan previously served the Company as Senior Vice President – Regional Market Director – San Diego & Strategic Operations from August 2010 to May 2012. During his tenure with the Company, Mr. Ryan has been responsible for the management of the Company’s San Diego region asset base and operations, as well as involvement with developments, redevelopments, joint ventures, financing, leasing, and other strategic opportunities outside the San Diego region. Mr. Ryan is a board member of Biocom California, a Southern California trade organization, the San Diego Economic Development Corporation, a not-for-profit regional body comprising business, government, and civic leaders committed to maximizing economic growth, and the Policy Advisory Board of the University of San Diego – School of Real Estate. He is also a member of the NAIOP and the Urban Land Institute, both public policy organizations focused on public advocacy of the built environment. Mr. Ryan received his Bachelor of Science degree in Economics, cum laude, from the University of Wisconsin–Madison and was admitted to Omicron Delta Epsilon, the honor society for excellence in achievement in the study of economics.

No changes to Mr. Ryan’s base salary or other employment arrangements are contemplated in connection with this promotion. The material terms of such arrangements are described in previous SEC filings, including the Company’s Proxy Statement, filed with the SEC on April 14, 2023.

Promotion and Election of Executive Officer – Hunter L. Kass

On August 28, 2023, the Board of the Company elected Hunter L. Kass as Co-President and Regional Market Director – Greater Boston, effective as of September 15, 2023. Mr. Kass, age 41, has served as Executive Vice President – Regional Market Director – Greater Boston since January 2021. Mr. Kass previously served as Senior Vice President – Strategic Market Director – Greater Boston since October 2019 and has been with the Company since 2018. In these roles, Mr. Kass focused on the Company’s strategic growth through leadership of the Greater Boston development team and acquisitions and transactions within the Greater Boston region. Prior to joining the Company, Mr. Kass worked at MIT’s Endowment (“MITIMCo”) as a Senior Investment Associate, then a Senior Real Estate Officer, and ultimately an Associate Director in the Transaction Group of the Direct Real Estate Team. During his six-year tenure at MITIMCo, Mr. Kass was a leader in the team that executed over 1 million square feet of leasing, completed multiple capital market transactions that in total exceeded $2 billion, and supported the entitlement and permitting of several million square feet in Cambridge, Massachusetts. Mr. Kass received his Bachelor of Arts degree from the University of Virginia, a Master of Business Administration from Babson College, and a Master of Science degree from the Center for Real Estate at the Massachusetts Institute of Technology.

No changes to Mr. Kass’s base salary or other employment arrangements are contemplated in connection with this promotion. The material terms of such arrangements are described in previous SEC filings, including the Company’s Proxy Statement, filed with the SEC on April 14, 2023.

Confirming Title Change – Peter M. Moglia

In light of Mr. Ryan’s promotion to Co-President and Regional Market Director – San Diego, as of September 15, 2023, Peter M. Moglia, currently Chief Executive Officer and Co-Chief Investment Officer, will be the only executive officer of the Company responsible for the duties of a chief investment officer. Accordingly, Mr. Moglia’s title will change to Chief Executive Officer and Chief Investment Officer, effective as of September 15, 2023.

Amendment of Compensatory Arrangement – Joel S. Marcus

On and effective August 30, 2023, the Company entered into a Letter Amendment (the “Marcus Amendment”) to the Amended and Restated Executive Employment Agreement, effective January 1, 2015, as amended pursuant to letter agreements dated July 3, 2017, March 20, 2018, January 15, 2019 and June 8, 2020 (collectively, the “Marcus Agreement”), between the Company and Joel S. Marcus, the Company’s Executive Chairman.

The Marcus Amendment amends the last paragraph of Section 3.4(h)(iii) of the Marcus Agreement such that, with respect to any equity or equity-based awards granted after the date of the Marcus Amendment, for the treatment of such awards upon certain terminations of service for any reason other than Cause (as defined in the Marcus Agreement), the requirement that any such termination occur on or after Mr. Marcus’s attainment of age 77 will not apply and will instead be replaced with a requirement that any such termination occur on or after May 27, 2027.

The foregoing description of the Marcus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Marcus Amendment, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2023.

Description of Binda Employment Agreement

The Amended Binda Agreement provides that Mr. Binda is employed at-will, with the term of the Amended Binda Agreement beginning on September 15, 2023 and ending on the date that the Amended Binda Agreement is terminated by either party pursuant to the provisions of the Amended Binda Agreement. The Amended Binda Agreement further provides that Mr. Binda’s base salary shall increase annually by no less than a cost-of-living adjustment based on an index published by the United States Department of Labor.

The Amended Binda Agreement provides that if Mr. Binda’s employment terminates without cause or Mr. Binda resigns for good reason not in connection with a change in control of the Company, Mr. Binda is entitled to receive severance generally equal to one year of Mr. Binda’s base salary and a cash incentive bonus equal to the cash incentive bonus Mr. Binda earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). The Amended Binda Agreement also provides that if, upon or within two years following a change in control of the Company, the Company terminates the Amended Binda Agreement without cause or Mr. Binda terminates the Amended Binda Agreement for good reason, Mr. Binda is entitled to receive severance generally equal to a multiple of 1.5x Mr. Binda’s base salary and a cash incentive bonus equal to a multiple of 1.5x of the cash incentive bonus amount Mr. Binda earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). In any of the foregoing cases, all of Mr. Binda’s unvested shares of restricted stock in the Company will vest on Mr. Binda’s last day of employment and Mr. Binda will receive a prorated grant of fully vested stock based on the Company’s grant to Mr. Binda for the prior year and the number of days employed in the year of termination and an additional grant of restricted stock (on a fully vested basis) equal to the higher of the number of shares of restricted stock that the Company had determined to grant to Mr. Binda for the prior year, but had not yet granted as of termination, or the average number of shares of restricted stock granted to Mr. Binda for the second, third and fourth years prior to the year in which Mr. Binda’s employment terminates.

The Amended Binda Agreement also provides that if the Company terminates Mr. Binda’s employment without cause, or Mr. Binda terminates his employment for good reason, the Company will pay the applicable premiums for Mr. Binda’s continued coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to 12 months after Mr. Binda’s last day of employment with the Company or a taxable payment calculated such that the after-tax amount of the payment would be equal to the applicable COBRA health insurance premiums if the Company determines that it cannot pay COBRA premiums without a substantial risk of violating applicable law.

To the extent required, the description of the Amended Binda Agreement alone shall be deemed to supplement and amend the description of Mr. Binda’s promotion to the position of Chief Financial Officer and Treasurer set forth in the Company’s Form 8-K filed with the SEC on August 17, 2023.

The foregoing description of the Amended Binda Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Binda Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: August 31, 2023	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
President and Chief Financial Officer